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                                                                    Exhibit 4.14

                              WARRANT CERTIFICATE

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT OR AN OPINION OF COUNSEL TO iEXALT, INC. IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

                 WARRANTS TO PURCHASE SHARES OF COMMON STOCK OF

                                  iEXALT, INC.

Void after 5:00 P. M. CST On The Day That Is Five Years After The Date Of Vesting Of These Warrants.

NO.  W-002                                                   3,000,000 Warrants

      This Warrant Certificate (the "Certificate") certifies that Woodcrest Capital, L.L.C., a Texas limited liability company (the "Holder") is the owner of 3,000,000 Warrants, subject to adjustment as provided herein (the "Warrants"), each of which represents the right to subscribe for and purchase from iExalt, Inc., a Nevada corporation (the "Company"), one share of the common stock, par value $ .001 per share, of the Company (the common stock, including any stock into which it may be changed, reclassified or converted, is herein referred to as the "Common Stock") at the maximum purchase price (the "Exercise Price") of $0.16 per share (subject to adjustment as provided herein).

      The Warrants represented by this Warrant Certificate are subject to the following provisions, terms and conditions:

      1.    Exercise of Warrants

            Exercise of Warrants. The Warrants are exercisable at any time within the period beginning on the date hereof and expiring at 5:00 P. M. CST on the day that is five years after the date of execution of accompanying loan. Each Holder of the Warrant may exercise such Warrant by surrendering the certificate evidencing such Warrant, with the form of election to purchase attached to the certificate properly completed and executed, and, if appropriate, with payment of the exercise price in cash as set forth in the Memorandum, at the office of the Company located at 12000 Aerospace Avenue, Suite 375, Houston, Texas 77034 (or such other office or agency of the Company as may be designated by notice in writing to the Holder at the address of such Holder appearing on the books of the Company) with the appropriate form attached thereto and duly completed, at any time before expiration (the "Exercise Period"). The Company agrees that the shares of Common Stock so purchased shall be and are deemed to be issued to the Holder as the record owner of such shares of Common Stock as of the close of business on the date on which the Warrant Certificate shall have been surrendered and payment made for such shares of Common Stock, as provided for in the loan agreement. Certificates representing the shares of Common Stock so purchased, together with any cash for fractional shares of Common Stock paid pursuant to Section 2.6, shall be delivered to the Holder promptly, and, unless the Warrants have expired, a new Warrant Certificate representing the number of Warrants represented by the surrendered Warrant Certificate, if any, that shall not have been exercised also shall be delivered to the Holder within such time.


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      2.    Adjustments

            A. Adjustments. The Exercise Price and the number of shares of Common Stock issuable upon exercise of each Warrant shall be subject to adjustment from time to time in accordance with the terms of the Warrant Agreement, attached to the Loan Agreement entered into this same date between the Company and Woodcrest Capital II Limited Partnership, a Texas Limited Partnership, which Loan Agreement and exhibits are incorporated into this Warrant Certificate by reference.

            B. Notice of Adjustment. Whenever the number of shares of Common Stock purchasable upon the exercise of each Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly notify the Holder in writing (such writing referred to as an "Adjustment Notice") of such adjustment or adjustments and shall deliver to such Holder a statement setting forth the number of shares of Common Stock purchasable upon the exercise of each Warrant and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

            C. Statement on Warrant Certificates. The form of this Warrant Certificate need not be changed because of any change in the Exercise Price or in the number or kind of shares purchasable upon the exercise of a Warrant. However, the Company may at any time in its sole discretion make any change in the form of the Warrant Certificate that it may deem appropriate and that does not affect the substance thereof and any Warrant Certificate thereafter issued, whether in exchange or substitution for any outstanding Warrant Certificate or otherwise, may be in the form so changed.

            D. Fractional Interest. The Company shall not be required to issue fractional shares of Common Stock on the exercise of the Warrants. The number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of whole shares of Common Stock purchasable on the exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section be issuable on the exercise of the Warrants (or specified proportion thereof), the Company shall pay an amount in cash calculated by it to be equal to the then fair value of one share of Common Stock, as determined by the Board of Directors of the Company in good faith, multiplied by such fraction computed to the nearest whole cent.

      3.    Reservation and Authorization of Common Stock

            The Company covenants and agrees (a) that all shares of Common Stock which may be issued upon the exercise of the Warrants represented by this Warrant Certificate, upon issuance and when fully paid for, will be validly issued, fully paid and nonassessable and free of all taxes, liens, charges, encumbrances and security interests other than those attaching by or through the Holder, (b) that during the Exercise Period, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the Warrants evidenced by this Warrant Certificate, sufficient shares of Common Stock to provide for the exercise of the Warrants represented by this Warrant Certificate and (c) that the Company will take all such action as may be necessary to ensure that the shares of Common Stock issuable upon the exercise of the Warrants may be so issued without violation of any applicable law or regulation, or any requirement of any securities exchange upon which any capital stock of the Company may be listed.

        4.     No Rights of Stockholder


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            The Warrant Holder shall not be entitled to vote or to receive dividends or shall otherwise be deemed to be the holder of shares of Common Stock for any purpose, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote upon or give or withhold consent to any action of the Company (whether upon any reorganization, issuance of securities, reclassification or conversion of Common Stock, consolidation, merger, sale, lease, conveyance, or otherwise), receive notice of meetings or other action affecting stockholders (except for notices expressly provided for herein) or receive dividends or subscription rights, until the Warrant Certificate shall have been surrendered for exercise accompanied by full and proper payment of the Exercise Price as provided herein and shares of Common Stock hereunder shall have become issuable and until the Holder shall have been deemed to have become a holder of record of such shares. The Holder shall not, upon the exercise of Warrants, be entitled to any dividends if the record date with respect to payment of such dividends shall be a date prior to the date such shares of Common Stock became issuable upon the exercise of such Warrants.

      5.    Restrictions on Transfer

            This Warrant Certificate, the Warrants it evidences and the underlying Common Stock issued on exercise of the Warrants, may not be sold, transferred or otherwise disposed of without registration under the Securities Act of 1933, as amended (the "Act"), or any exemption therefrom and for which the Company is provided with an opinion of counsel to the Holder, reasonably satisfactory to the Company, to the effect that such transfer is not in violation of any of said securities laws.

      6.    Closing of Books

            The Company will at no time close its transfer books against the transfer of any Warrant or of any shares of Common Stock or other securities issuable upon the exercise of any Warrant in any manner which interferes with the timely exercise of the Warrants.

      7.    Warrants Exchangeable; Loss, Theft

            This Warrant Certificate is exchangeable, upon the surrender hereof by any Holder at the office or agency of the Company referred to in Section 1, for new Warrant Certificates of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each such new Warrant to represent the right to subscribe and purchase such number of shares of Common Stock as shall be designated by said Holder hereof at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation, or upon surrender or cancellation of this Warrant Certificate, the Company will issue to the Holder hereof a new Warrant Certificate of like tenor, in lieu of this Warrant Certificate, representing the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder.

      8.    Mergers, Consolidations

            If the Company shall merge or consolidate with another corporation, the Holder of this Warrant shall thereafter have the right, upon exercise hereof and payment of the Exercise Price, to receive solely the kind and amount of shares of stock (including, if applicable, Common Stock), other securities, property or cash or any combination thereof receivable by a holder of the number of shares of Common Stock, as adjusted from time to time, for which this Warrant might have been exercised immediately prior


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to such merger or consolidation (assuming, if applicable, that the Holder of such Common Stock failed to exercise its rights of election, if any, as to the kind or amount of shares of stock, other securities, property or cash or combination thereof receivable upon such merger or consolidation).

      9.    Warrant Agreement

            In the event of any conflict between the terms of this Warrant Certficate and the terms of the Warrant Agreement, then the terms of the Warrant Agreement shall control.

Dated: Effective as of the 23rd  day of February, 2001.

                                            iEXALT, INC., a Nevada corporation


                                            By:/s/Donald W. Sapaugh
                                               --------------------------------
                                                   Donald W. Sapaugh, CEO

Attest:


-----------------------------
(Secretary)


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